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                                   EXHIBIT 4

                          Batchelder & Partners, Inc.
                     4330 La Jolla Village Drive, Suite 200
                          San Diego, California  92122

David H. Batchelder
President



                                 July 11, 1995

Mr. John Davis
Davis Companies
2121 Avenue of the Stars
Suite 2900
Los Angeles, California  90067

Dear John:

     This letter is in reference to the Letter Agreement dated July 18, 1994, as amended, between Davis Companies and Batchelder & Partners, Inc. This will confirm our agreement that such Letter Agreement is hereby amended to change all references to "December 31, 1995" to "December 31, 1996."

                                 Very truly yours,

                                 BATCHELDER & PARTNERS, INC.



                                         /s/ David H. Batchelder
                                    -----------------------------------
                                    By:  David H. Batchelder, President

Agreed and Accepted:

DAVIS COMPANIES


     /s/ John Davis
- ------------------------
John Davis, Vice President